Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                          For the Month of April 1998
                       Distribution Date of May 15, 1998
                           Servicer Certificate #24

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $201,965,001.20
Beginning Pool Factor                                           0.4391079

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,168,153.73
     Interest Collected                                     $1,555,028.34

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $604,119.92
Total Additional Deposits                                     $604,119.92

Repos / Chargeoffs                                            $134,699.72
Aggregate Number of Notes Charged Off                                  90

Total Available Funds                                      $11,327,301.99

Ending Pool Balance                                       $192,662,147.75
Ending Pool Factor                                              0.4188819

Servicing Fee                                                 $168,304.17

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,920,402.75
     Target Percentage                                               5.00%
     Target Balance                                         $9,633,107.39
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                   ($1,261,581.49)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.436%
Current Weighted Average Remaining Term (months):                   29.70

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $1,552,246.20     1,023
                                31 - 60 days             $366,652.87       312
                                60+  days                $146,573.72        64

     Total:                                            $2,065,472.79     1,038

     Balances:                  60+  days              $1,809,432.56        64

Memo Item - Reserve Account
     Prior Month                                      $10,098,250.06
+    Invest. Income                                       $36,360.45
+    Excess Serv.                                        $785,792.24
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $10,920,402.75

Exhibit 20.4
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of April 1998

                                                                                     NOTES
                                                                  (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $201,965,001.20
Ending Pool Balance                            $192,662,147.75

Collected Principal                              $9,168,153.73
Collected Interest                               $1,555,028.34
Charge - Offs                                      $134,699.72
Liquidation Proceeds / Recoveries                  $604,119.92
Servicing                                          $168,304.17
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $11,158,997.82

Beginning Balance                              $201,965,001.20              $0.00    $188,999,747.93    $12,965,253.27

Interest Due                                     $1,070,352.13              $0.00      $1,000,123.67        $70,228.46
Interest Paid                                    $1,070,352.13              $0.00      $1,000,123.67        $70,228.46
Principal Due                                    $9,302,853.45              $0.00      $8,884,225.04       $418,628.41
Principal Paid                                   $9,302,853.45              $0.00      $8,884,225.04       $418,628.41

Ending Balance                                 $192,662,147.75              $0.00    $180,115,522.89    $12,546,624.86
Note / Certificate Pool Factor                                             0.0000             0.5187            0.6062
   (Ending Balance / Original Pool Amount)
Total Distributions                             $10,373,205.58              $0.00      $9,884,348.71       $488,856.87

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $785,792.24
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $10,920,402.75
(Release) / Draw                                ($1,261,581.49)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.4
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of April 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5                4               3               2                1
                                Nov-97           Dec-97           Jan-98          Feb-98          Mar-98           Apr-98
Beginning Pool Balance     $254,984,770.87  $245,988,899.09  $232,737,029.86  $222,045,543.52  $210,823,570.58  $201,965,001.20

A)   Loss Trigger:
Principal of Contracts
  Charged Off                  $311,380.44      $304,829.40      $454,573.67      $345,256.84      $242,578.83      $134,699.72
Recoveries                     $206,762.10      $413,465.80      $254,536.38      $437,872.30      $501,962.37      $604,119.92

Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)           $1,104,659.91                Total Charged off (Months 1 - 6)      $1,793,318.90
  Total Recoveries (Months 3, 2, 1)            $1,543,954.59                Total Recoveries (Months 1 - 6)       $2,418,718.87
  Net Loss / (Recoveries) for 3 Mos             ($439,294.68)(a)            Net Loss/(Recoveries) for 6 Mos.       ($625,399.97)(c)

  Total Balance (Months 5, 4, 3)             $700,771,472.47 (b)            Total Balance (Months 1 - 6)      $1,368,544,815.1(d)

  Loss Ratio Annualized  [(a/b) * (12)]              -0.7522%               Loss Ratio Annualized [(c/d) (12)]          -0.5484%

Trigger:  Is Ratio > 1.5%                                 No                Trigger:  Is Ratio > 6.0%                        No

                                                                                   Feb-98          Mar-98           Apr-98
B)   Delinquency Trigger:                                                       $1,753,541.88    $2,105,133.63    $1,809,432.56
     Balance delinquency 60+ days                                                    0.78972%         0.99853%         0.89591%
     As % of Beginning Pool Balance                                                  1.06100%         0.92753%         0.89472%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer